Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE THIRD QUARTER OF 2024
Third Quarter Financial and Operational Highlights:
•In September, the Corporation announced a 14% increase in its quarterly dividend, to $0.50 per share ($2.00 per share annualized)
•Net income was $498 million, or $1.62 per share, in the third quarter of 2024, compared with net income of $504 million, or $1.64 per share, in the third quarter of 2023
•Adjusted net income1 was $660 million, or $2.14 per share, in the third quarter of 2024, compared with net income of $504 million, or $1.64 per share, in the third quarter of 2023
•E&P oil and gas net production was 461,000 barrels of oil equivalent per day (boepd), up 17% from 395,000 boepd in the third quarter of 2023
•Bakken net production was 206,000 boepd, up 8% from 190,000 boepd in the third quarter of 2023
•Guyana net production was 170,000 barrels of oil per day (bopd), up 57% from 108,000 bopd in the third quarter of 2023
•E&P capital and exploratory expenditures were $1,104 million, compared with $998 million in the prior-year quarter
Updated 2024 Full Year Guidance:
•E&P capital and exploratory expenditures are expected to be approximately $4.9 billion, up from previous guidance of $4.2 billion, reflecting the decision to accelerate the purchase of the Liza Destiny and Prosperity floating production, storage and offloading vessels (FPSOs) to the fourth quarter of 2024 instead of in 2025
NEW YORK, October 30, 2024 — Hess Corporation (NYSE: HES) today reported net income of $498 million, or $1.62 per share, in the third quarter of 2024, compared with net income of $504 million, or $1.64 per share, in the third quarter of 2023. On an adjusted basis, the Corporation reported net income of $660 million, or $2.14 per share, in the third quarter of 2024. The increase in adjusted after-tax earnings compared with the prior-year quarter primarily reflects higher production volumes, partially offset by lower realized selling prices in the third quarter of 2024.

1.“Adjusted net income” is a non-GAAP financial measure. The reconciliation to its nearest GAAP equivalent measure, and its definition, appear on pages 6 and 7, respectively. As provided in the reconciliation, there were no items identified as affecting comparability of earnings between periods for the three months ended September 30, 2023, so net income in accordance with GAAP is shown for that period.

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2024	2023	2024	2023

	(In millions, except per share amounts)
Net Income Attributable to Hess Corporation
Exploration and Production	$489	$529	$2,251	$1,089
Midstream	69	66	202	189
Corporate, Interest and Other	(60)	(91)	(226)	(309)
Net income attributable to Hess Corporation	$498	$504	$2,227	$969
Net income per share (diluted)	$1.62	$1.64	$7.23	$3.15

Adjusted Net Income Attributable to Hess Corporation
Exploration and Production	$651	$529	$2,465	$1,171
Midstream	69	66	202	189
Corporate, Interest and Other	(60)	(91)	(226)	(309)
Adjusted net income attributable to Hess Corporation	$660	$504	$2,441	$1,051
Adjusted net income per share (diluted)	$2.14	$1.64	$7.92	$3.42

Weighted average number of shares (diluted)	308.3	307.7	308.2	307.5

Exploration and Production:
E&P net income was $489 million in the third quarter of 2024, compared with $529 million in the third quarter of 2023. On an adjusted basis, E&P third quarter 2024 net income was $651 million. The Corporation’s average realized crude oil selling price was $77.06 per barrel in the third quarter of 2024, compared with $81.53 per barrel, including the effect of hedging, in the prior-year quarter. The average realized natural gas liquids (NGL) selling price in the third quarter of 2024 was $20.91 per barrel, compared with $20.17 per barrel in the prior-year quarter, while the average realized natural gas selling price was $3.81 per mcf, compared with $4.57 per mcf in the third quarter of 2023.
Net production was 461,000 boepd in the third quarter of 2024, compared with 395,000 boepd in the third quarter of 2023, primarily due to higher production in Guyana. In the fourth quarter of 2024, E&P net production is expected to be in the range of 475,000 boepd to 485,000 boepd, primarily reflecting recovery from downtime in the third quarter of 2024 at Guyana and Southeast Asia partially offset by planned maintenance at the Tubular Bells production facility in the fourth quarter of 2024.
Cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $13.84 per barrel of oil equivalent (boe) in the third quarter of 2024, compared with $14.04 per boe in the prior-year quarter.

Operational Highlights for the Third Quarter of 2024:
Bakken (Onshore U.S.):  Net production from the Bakken was 206,000 boepd in the third quarter of 2024, compared with 190,000 boepd in the prior-year quarter, primarily reflecting increased drilling and completion activity. NGL and natural gas volumes received under percentage of proceeds contracts were 22,000 boepd in the third quarter of 2024, compared with 19,000 boepd in the third quarter of 2023. During the third quarter of 2024, the Corporation operated four rigs and drilled 32 wells, completed 36 wells, and brought 37 new wells online. The Corporation plans to continue operating four drilling rigs in the fourth quarter of 2024. Bakken net production is forecasted to be in the range of 200,000 boepd to 205,000 boepd in the fourth quarter of 2024, reflecting lower anticipated volumes received under percentage of proceeds contracts.
Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico in the third quarter of 2024 was 38,000 boepd, compared with 28,000 boepd in the prior-year quarter, primarily due to start-up of the Pickerel well (Hess – 100%) that achieved first production in late June 2024 as a tieback to the Tubular Bells production facility, partially offset by hurricane-related downtime.
Guyana (Offshore): At the Stabroek Block (Hess – 30%), net production totaled 170,000 bopd2 in the third quarter of 2024, compared with 108,000 bopd2 in the prior-year quarter, primarily due to the start-up of the third development on the block, Payara, which commenced production in November 2023. Guyana net production is forecasted to be in the range of 185,000 bopd2 to 190,000 bopd2 in the fourth quarter of 2024, reflecting recovery from planned downtime in the third quarter. In the third quarter of 2024, 14 cargos of crude oil were sold from Guyana, compared with nine cargos in the prior-year quarter. In the fourth quarter of 2024, 15 cargos of crude oil are expected to be sold.
The fourth development on the block, Yellowtail, was sanctioned in April 2022 with a production capacity of approximately 250,000 gross bopd and first production expected in 2025. The fifth development, Uaru, was sanctioned in April 2023 with a production capacity of approximately 250,000 gross bopd and first production expected in 2026. The sixth development, Whiptail, was sanctioned in April 2024 and is expected to add production capacity of approximately 250,000 gross bopd by the end of 2027. The application for the environmental permit for the seventh development, Hammerhead, has been filed with Guyana's Environmental Protection Agency. Pending government and regulatory approval and project sanctioning, the development is expected to have a production capacity in the range of 120,000 to 180,000 gross bopd, with first oil anticipated in 2029.
Southeast Asia (Offshore): Net production at North Malay Basin and JDA was 47,000 boepd in the third quarter of 2024, compared with 69,000 boepd in the prior-year quarter, primarily due to planned and unplanned maintenance at JDA and planned maintenance at North Malay Basin during the third quarter of 2024.
Midstream:
The Midstream segment had net income of $69 million in the third quarter of 2024, compared with net income of $66 million in the prior-year quarter.
In September 2024, Hess Midstream Operations LP (HESM Opco), a consolidated subsidiary of Hess Midstream LP (HESM), repurchased approximately 2.8 million HESM Opco Class B units held by Hess Corporation and Global Infrastructure Partners for $100 million, of which the Corporation received $38 million. The Corporation continues to own approximately 37.8% of HESM on a consolidated basis.
Corporate, Interest and Other:
After-tax expense for Corporate, Interest and Other was $60 million in the third quarter of 2024, compared with $91 million in the third quarter of 2023, reflecting higher capitalized interest.
Capital and Exploratory Expenditures:
E&P capital and exploratory expenditures were $1,104 million in the third quarter of 2024, compared with $998 million in the prior-year quarter, primarily due to higher development activities in Guyana. Full year 2024 E&P capital and exploratory expenditures are expected to be approximately $4.9 billion, reflecting the decision to accelerate the purchase of the Liza Destiny and Prosperity FPSOs to the fourth quarter of 2024 instead of in 2025, for approximately $635 million.
Midstream capital expenditures were $96 million in the third quarter of 2024 and $65 million in the prior-year quarter.
Liquidity:
Excluding the Midstream segment, Hess Corporation had cash and cash equivalents of $1.9 billion and debt and finance lease obligations totaling $5.3 billion at September 30, 2024. The Midstream segment had cash and cash equivalents of $11 million and total debt of $3.5 billion at September 30, 2024. The Corporation’s debt to capitalization ratio as defined in its debt covenants was 28.9% at September 30, 2024 and 33.6% at December 31, 2023. In July 2024, the Corporation repaid $300 million principal amount of senior unsecured notes. In September 2024, the Corporation increased its quarterly dividend to $0.50 per share, commencing in the third quarter.
Net cash provided by operating activities was $1,510 million in the third quarter of 2024, compared with $986 million in the third quarter of 2023. Net cash provided by operating activities before changes in operating assets and liabilities3 was $1,511 million in the third quarter of 2024, compared with $1,249 million in the prior-year quarter, primarily due to higher production volumes, partially offset by lower realized selling prices in the third quarter of 2024. During the third quarter of 2024 and the third quarter of 2023, changes in operating assets and liabilities decreased cash flow from operating activities by $1 million and $263 million, respectively.
Items Affecting Comparability of Earnings Between Periods:
The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2024	2023	2024	2023

	(In millions)
Exploration and Production	$(162)	$—	$(214)	$(82)
Midstream	—	—	—	—
Corporate, Interest and Other	—	—	—	—
Total items affecting comparability of earnings between periods	$(162)	$—	$(214)	$(82)
Third Quarter 2024: E&P results include a noncash charge of $92 million ($92 million after income taxes) to fully impair the net book value of the Corporation's interests in the Conger asset due to a mechanical issue on a producing well, and a charge of $40 million ($38 million after income taxes) resulting from updates to the Corporation's estimated abandonment liabilities for uneconomic properties primarily in the Gulf of Mexico. E&P results also include a noncash charge of $35 million ($32 million after income taxes) recorded to Other, net in the income statement, resulting from amendments to the Corporation's pension plan in the United Kingdom, associated with the purchase of a bulk annuity policy as part of the ongoing process to settle the plan's liabilities.

2.Net production from Guyana included 25,000 bopd of tax barrels in the third quarter of 2024 and 14,000 bopd of tax barrels in the third quarter of 2023. Net production guidance for Guyana for the fourth quarter of 2024 includes tax barrels of approximately 25,000 bopd.
3.“Net cash provided by (used in) operating activities before changes in operating assets and liabilities” is a non-GAAP financial measure.  The reconciliation to its nearest GAAP equivalent measure, and its definition, appear on pages 6 and 7, respectively.

Reconciliation of U.S. GAAP to Non-GAAP Measures:
The following table reconciles reported net income attributable to Hess Corporation and adjusted net income:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2024	2023	2024	2023

	(In millions)
Net income attributable to Hess Corporation	$498	$504	$2,227	$969
Less: Total items affecting comparability of earnings between periods	(162)	—	(214)	(82)
Adjusted net income attributable to Hess Corporation	$660	$504	$2,441	$1,051
The following table reconciles reported net cash provided by (used in) operating activities from net cash provided by (used in) operating activities before changes in operating assets and liabilities:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2024	2023	2024	2023

	(In millions)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	$1,511	$1,249	$4,832	$3,255
Changes in operating assets and liabilities	(1)	(263)	(544)	(657)
Net cash provided by (used in) operating activities	$1,510	$986	$4,288	$2,598
Due to the pending merger with Chevron Corporation (Chevron), the Corporation will not host a conference call to review its third quarter 2024 results.
Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; estimates of our crude oil and natural gas reserves and levels of production; benchmark prices of crude oil, NGL and natural gas and our associated realized price differentials; our projected budget and capital and exploratory expenditures; expected timing and completion of our development projects; information about sustainability goals and targets and planned social, safety and environmental policies, programs and initiatives; future economic and market conditions in the oil and gas industry; and expected timing and completion of our proposed merger with Chevron.
Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: fluctuations in market prices of crude oil, NGL and natural gas and competition in the oil and gas exploration and production industry;

reduced demand for our products, including due to perceptions regarding the oil and gas industry, competing or alternative energy products and political conditions and events; potential failures or delays in increasing oil and gas reserves, including as a result of unsuccessful exploration activity, drilling risks and unforeseen reservoir conditions, and in achieving expected production levels; changes in tax, property, contract and other laws, regulations and governmental actions applicable to our business, including legislative and regulatory initiatives regarding environmental concerns, such as measures to limit greenhouse gas emissions and flaring, fracking bans as well as restrictions on oil and gas leases; operational changes and expenditures due to climate change and sustainability related initiatives; disruption or interruption of our operations due to catastrophic and other events, such as accidents, severe weather, geological events, shortages of skilled labor, cyber-attacks, public health measures, or climate change; the ability of our contractual counterparties to satisfy their obligations to us, including the operation of joint ventures under which we may not control and exposure to decommissioning liabilities for divested assets in the event the current or future owners are unable to perform; unexpected changes in technical requirements for constructing, modifying or operating exploration and production facilities and/or the inability to timely obtain or maintain necessary permits; availability and costs of employees and other personnel, drilling rigs, equipment, supplies and other required services; any limitations on our access to capital or increase in our cost of capital, including as a result of limitations on investment in oil and gas activities, rising interest rates or negative outcomes within commodity and financial markets; liability resulting from environmental obligations and litigation, including heightened risks associated with being a general partner of HESM; risks and uncertainties associated with our proposed merger with Chevron; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission (SEC).
As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.
Non-GAAP financial measures
The Corporation has used non-GAAP financial measures in this earnings release. “Adjusted net income” presented in this release is defined as reported net income attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods. “Net cash provided by (used in) operating activities before changes in operating assets and liabilities” presented in this release is defined as Net cash provided by (used in) operating activities excluding changes in operating assets and liabilities. Management uses adjusted net income to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations. Management believes that net cash provided by (used in) operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income or net cash provided by (used in) operating activities. A reconciliation of reported net income attributable to Hess Corporation (U.S. GAAP) to adjusted net income, and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by (used in) operating activities before changes in operating assets and liabilities are provided in the release.
Cautionary Note to Investors
We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources.  Investors are urged to consider closely the oil and gas disclosures in Hess Corporation’s Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com.  You can also obtain this form from the SEC on the EDGAR system.
For Hess Corporation
Investor Contact:
Jay Wilson
(212) 536-8940
Media Contacts:
Lorrie Hecker
(212) 536-8250
Liz James
FGS Global
(281) 881-5170

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2024	Third Quarter 2023	Second Quarter 2024
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$3,191	$2,800	$3,202
Gains on asset sales, net	1	2	—
Other, net	5	35	53
Total revenues and non-operating income	3,197	2,837	3,255
Costs and expenses
Marketing, including purchased oil and gas	713	696	632
Operating costs and expenses	527	467	490
Production and severance taxes	61	61	64
Exploration expenses, including dry holes and lease impairment	44	65	101
General and administrative expenses	118	115	115
Interest expense	100	117	106
Depreciation, depletion and amortization	638	499	600
Impairment	132	—	—
Total costs and expenses	2,333	2,020	2,108
Income before income taxes	864	817	1,147
Provision for income taxes	270	215	296
Net income	594	602	851
Less: Net income attributable to noncontrolling interests	96	98	94
Net income attributable to Hess Corporation	$498	$504	$757

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Nine Months Ended September 30,
Income Statement	2024	2023

Revenues and non-operating income
Sales and other operating revenues	$9,702	$7,500
Gains on asset sales, net	1	2
Other, net	90	108
Total revenues and non-operating income	9,793	7,610
Costs and expenses
Marketing, including purchased oil and gas	1,967	1,846
Operating costs and expenses	1,429	1,303
Production and severance taxes	181	155
Exploration expenses, including dry holes and lease impairment	187	230
General and administrative expenses	357	359
Interest expense	319	362
Depreciation, depletion and amortization	1,795	1,487
Impairment	132	82
Total costs and expenses	6,367	5,824
Income before income taxes	3,426	1,786
Provision for income taxes	914	551
Net income	2,512	1,235
Less: Net income attributable to noncontrolling interests	285	266
Net income attributable to Hess Corporation	$2,227	$969

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	September 30, 2024	December 31, 2023
Balance Sheet Information
Assets
Cash and cash equivalents	$1,864	$1,688
Other current assets	1,843	1,742
Property, plant and equipment – net	18,963	17,432
Operating lease right-of-use assets – net	674	720
Finance lease right-of-use assets – net	95	108
Other long-term assets	2,794	2,317
Total assets	$26,233	$24,007
Liabilities and equity
Current portion of long-term debt	$20	$311
Current portion of operating and finance lease obligations	322	370
Other current liabilities	2,598	2,589
Long-term debt	8,576	8,302
Long-term operating lease obligations	454	459
Long-term finance lease obligations	138	156
Other long-term liabilities	2,523	2,218
Total equity excluding accumulated other comprehensive income (loss)	11,010	9,120
Accumulated other comprehensive income (loss)	(189)	(134)
Noncontrolling interests	781	616
Total liabilities and equity	$26,233	$24,007

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	September 30, 2024	December 31, 2023
Total Debt
Hess Corporation	$5,106	$5,402
Midstream (a)	3,490	3,211
Hess Consolidated	$8,596	$8,613
(a) Midstream debt is non-recourse to Hess Corporation.

	September 30, 2024	December 31, 2023
Debt to Capitalization Ratio (a)
Hess Consolidated	43.0%	47.8%
Hess Corporation as defined in debt covenants	28.9%	33.6%
(a)Includes finance lease obligations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Interest Expense
Gross interest expense – Hess Corporation	$84	$85	$257	$259
Less: Capitalized interest – Hess Corporation	(37)	(14)	(90)	(29)
Interest expense – Hess Corporation	47	71	167	230
Interest expense – Midstream (a)	53	46	152	132
Interest expense – Hess Consolidated	$100	$117	$319	$362
(a)Midstream interest expense is reported in the Midstream operating segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2024	Third Quarter 2023	Second Quarter 2024
Cash Flow Information

Cash Flows from Operating Activities
Net income	$594	$602	$851
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Gains) on asset sales, net	(1)	(2)	—
Depreciation, depletion and amortization	638	499	600
Impairment	132	—	—
Exploratory dry hole costs	4	4	63
Exploration lease impairment	6	11	7
Pension prior service cost	35	—	—
Stock compensation expense	20	16	20
Noncash (gains) losses on commodity derivatives, net	—	52	—
Provision (benefit) for deferred income taxes and other tax accruals	83	67	51
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	1,511	1,249	1,592
Changes in operating assets and liabilities	(1)	(263)	301
Net cash provided by (used in) operating activities	1,510	986	1,893
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(990)	(953)	(1,087)
Additions to property, plant and equipment - Midstream	(92)	(53)	(64)
Proceeds from asset sales, net of cash sold	1	3	—
Other, net	(5)	(1)	(1)
Net cash provided by (used in) investing activities	(1,086)	(1,004)	(1,152)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	30	78	(455)
Debt with maturities of greater than 90 days:
Borrowings	—	—	600
Repayments	(303)	—	(2)
Cash dividends paid	(154)	(134)	(134)
Noncontrolling interests, net	(154)	(136)	(154)
Employee stock options exercised	—	6	2
Payments on finance lease obligations	(3)	(3)	(2)
Other, net	(1)	(1)	(9)
Net cash provided by (used in) financing activities	(585)	(190)	(154)
Net Increase (Decrease) in Cash and Cash Equivalents	(161)	(208)	587
Cash and Cash Equivalents at Beginning of Period	2,025	2,226	1,438
Cash and Cash Equivalents at End of Period	$1,864	$2,018	$2,025

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(1,166)	$(1,013)	$(1,193)
Increase (decrease) in related liabilities	84	7	42
Additions to property, plant and equipment	$(1,082)	$(1,006)	$(1,151)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Nine Months Ended September 30,
	2024	2023

Cash Flow Information

Cash Flows from Operating Activities
Net income	$2,512	$1,235
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Gains) on asset sales, net	(1)	(2)
Depreciation, depletion and amortization	1,795	1,487
Impairment	132	82
Exploratory dry hole costs	67	97
Exploration lease impairment	16	24
Pension prior service cost	35	—
Stock compensation expense	79	69
Noncash (gains) losses on commodity derivatives, net	—	104
Provision (benefit) for deferred income taxes and other tax accruals	197	159
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	4,832	3,255
Changes in operating assets and liabilities	(544)	(657)
Net cash provided by (used in) operating activities	4,288	2,598
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(2,979)	(2,504)
Additions to property, plant and equipment - Midstream	(211)	(160)
Proceeds from asset sales, net of cash sold	1	3
Other, net	(7)	(5)
Net cash provided by (used in) investing activities	(3,196)	(2,666)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(310)	258
Debt with maturities of greater than 90 days:
Borrowings	600	—
Repayments	(308)	—
Cash dividends paid	(425)	(405)
Common stock acquired and retired	—	(20)
Proceeds from sale of Class A shares of Hess Midstream LP	—	167
Noncontrolling interests, net	(459)	(399)
Employee stock options exercised	13	10
Payments on finance lease obligations	(8)	(7)
Other, net	(19)	(4)
Net cash provided by (used in) financing activities	(916)	(400)
Net Increase (Decrease) in Cash and Cash Equivalents	176	(468)
Cash and Cash Equivalents at Beginning of Period	1,688	2,486
Cash and Cash Equivalents at End of Period	$1,864	$2,018

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(3,282)	$(2,761)
Increase (decrease) in related liabilities	92	97
Additions to property, plant and equipment	$(3,190)	$(2,664)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2024	Third Quarter 2023	Second Quarter 2024
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$342	$329	$318
Offshore and Other	77	115	138
Total United States	419	444	456
Guyana	634	509	642
Malaysia and JDA	49	43	43
Other	2	2	10
E&P Capital and exploratory expenditures	$1,104	$998	$1,151

Total exploration expenses charged to income included above	$34	$50	$31

Midstream Capital expenditures	$96	$65	$73

	Nine Months Ended September 30,
	2024	2023

Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$948	$825
Offshore and Other	374	226
Total United States	1,322	1,051
Guyana	1,723	1,471
Malaysia and JDA	120	134
Other (a)	17	40
E&P Capital and exploratory expenditures	$3,182	$2,696

Total exploration expenses charged to income included above	$104	$109

Midstream Capital expenditures	$204	$174
(a)Other in 2023 includes capital and exploratory expenditures mainly associated with Canada.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2024
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,674		$1,509		$3,183
Gains on asset sales, net	1		—		1
Other, net	8		(25)		(17)
Total revenues and non-operating income	1,683		1,484		3,167
Costs and expenses
Marketing, including purchased oil and gas (a)	689		41		730
Operating costs and expenses	263		180		443
Production and severance taxes	55		6		61
Midstream tariffs	349		—		349
Exploration expenses, including dry holes and lease impairment	36		8		44
General and administrative expenses	76		7		83
Depreciation, depletion and amortization	323		262		585
Impairment	127		5		132
Total costs and expenses	1,918		509		2,427
Results of operations before income taxes	(235)		975		740
Provision for income taxes	—		251		251
Net income (loss) attributable to Hess Corporation	$(235)		$724		$489

	Third Quarter 2023
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,651		$1,147		$2,798
Other, net	4		8		12
Total revenues and non-operating income	1,655		1,155		2,810
Costs and expenses
Marketing, including purchased oil and gas (a)	693		26		719
Operating costs and expenses	226		158		384
Production and severance taxes	59		2		61
Midstream tariffs	332		—		332
Exploration expenses, including dry holes and lease impairment	45		20		65
General and administrative expenses	56		10		66
Depreciation, depletion and amortization	234		217		451
Total costs and expenses	1,645		433		2,078
Results of operations before income taxes	10		722		732
Provision for income taxes	—		203		203
Net income (loss) attributable to Hess Corporation	$10	(b)	$519	(c)	$529
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $33 million (noncash premium amortization: $33 million; cash settlement:  $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $19 million (noncash premium amortization: $19 million; cash settlement:  $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2024
Income Statement	United States	International	Total

Total revenues and non-operating income
Sales and other operating revenues	$1,540	$1,655	$3,195
Other, net	12	19	31
Total revenues and non-operating income	1,552	1,674	3,226
Costs and expenses
Marketing, including purchased oil and gas (a)	617	34	651
Operating costs and expenses	229	177	406
Production and severance taxes	61	3	64
Midstream tariffs	335	—	335
Exploration expenses, including dry holes and lease impairment	25	76	101
General and administrative expenses	65	9	74
Depreciation, depletion and amortization	266	284	550
Total costs and expenses	1,598	583	2,181
Results of operations before income taxes	(46)	1,091	1,045
Provision for income taxes	—	280	280
Net income (loss) attributable to Hess Corporation	$(46)	$811	$765
(a)Includes amounts charged from the Midstream segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Nine Months Ended September 30, 2024
Income Statement	United States	International	Total

Total revenues and non-operating income
Sales and other operating revenues	$4,737	$4,944	$9,681
Gains on asset sales, net	1	—	1
Other, net	30	(5)	25
Total revenues and non-operating income	4,768	4,939	9,707
Costs and expenses
Marketing, including purchased oil and gas (a)	1,895	126	2,021
Operating costs and expenses	697	490	1,187
Production and severance taxes	170	11	181
Midstream tariffs	1,012	—	1,012
Exploration expenses, including dry holes and lease impairment	95	92	187
General and administrative expenses	205	24	229
Depreciation, depletion and amortization	833	809	1,642
Impairment	127	5	132
Total costs and expenses	5,034	1,557	6,591
Results of operations before income taxes	(266)	3,382	3,116
Provision for income taxes	—	865	865
Net income (loss) attributable to Hess Corporation	$(266)	$2,517	$2,251

	Nine Months Ended September 30, 2023
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$4,315		$3,179		$7,494
Other, net	19		15		34
Total revenues and non-operating income	4,334		3,194		7,528
Costs and expenses
Marketing, including purchased oil and gas (a)	1,814		88		1,902
Operating costs and expenses	672		419		1,091
Production and severance taxes	150		5		155
Midstream tariffs	917		—		917
Exploration expenses, including dry holes and lease impairment	88		142		230
General and administrative expenses	160		33		193
Depreciation, depletion and amortization	649		695		1,344
Impairment	82		—		82
Total costs and expenses	4,532		1,382		5,914
Results of operations before income taxes	(198)		1,812		1,614
Provision for income taxes	—		525		525
Net income (loss) attributable to Hess Corporation	$(198)	(b)	$1,287	(c)	$1,089
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $94 million (noncash premium amortization: $94 million; cash settlement: $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $44 million (noncash premium amortization: $44 million; cash settlement: $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Third Quarter 2024	Third Quarter 2023	Second Quarter 2024
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	91	87	93
Offshore	28	21	18
Total United States	119	108	111
Guyana (a)	170	108	192
Malaysia and JDA	4	5	5
Total	293	221	308

Natural gas liquids - barrels
United States
North Dakota	75	70	76
Offshore	3	1	1
Total United States	78	71	77

Natural gas - mcf
United States
North Dakota	238	195	256
Offshore	42	37	28
Total United States	280	232	284
Malaysia and JDA	258	383	369
Total	538	615	653

Barrels of oil equivalent	461	395	494
(a)Production from Guyana includes 25,000 bopd of tax barrels in the third quarter of 2024, 14,000 bopd of tax barrels in the third quarter of 2023 and 29,000 bopd of tax barrels in the second quarter of 2024.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Nine Months Ended September 30,
	2024	2023

Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	91	81
Offshore	23	22
Total United States	114	103
Guyana (a)	183	110
Malaysia and JDA	5	4
Total	302	217

Natural gas liquids - barrels
United States
North Dakota	73	66
Offshore	3	2
Total United States	76	68

Natural gas - mcf
United States
North Dakota	232	187
Offshore	37	43
Total United States	269	230
Malaysia and JDA	327	370
Total	596	600

Barrels of oil equivalent	477	385
(a)Production from Guyana includes 29,000 bopd of tax barrels in the first nine months of 2024 and 14,000 bopd of tax barrels in the first nine months of 2023.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Third Quarter 2024	Third Quarter 2023	Second Quarter 2024
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	295	223	293
Natural gas liquids – barrels	77	71	76
Natural gas – mcf	538	615	653
Barrels of oil equivalent	462	397	478

Sales Volumes (in thousands) (a)
Crude oil – barrels	27,185	20,519	26,677
Natural gas liquids – barrels	7,113	6,500	6,925
Natural gas – mcf	49,492	56,553	59,402
Barrels of oil equivalent	42,547	36,445	43,502

	Nine Months Ended September 30,
	2024	2023

Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	299	218
Natural gas liquids – barrels	76	67
Natural gas – mcf	596	600
Barrels of oil equivalent	474	385

Sales Volumes (in thousands) (a)
Crude oil – barrels	81,915	59,420
Natural gas liquids – barrels	20,688	18,345
Natural gas – mcf	163,389	163,793
Barrels of oil equivalent	129,835	105,064
(a)Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Third Quarter 2024	Third Quarter 2023	Second Quarter 2024
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota	$72.74	$76.06	$75.84
Offshore	75.32	78.50	80.21
Total United States	73.35	76.56	76.54
Guyana	79.51	86.24	82.53
Malaysia and JDA	80.24	87.21	82.77
Worldwide	77.06	81.53	80.29

Crude oil - per barrel (excluding hedging)
United States
North Dakota	$72.74	$79.43	$75.84
Offshore	75.32	81.86	80.21
Total United States	73.35	79.92	76.54
Guyana	79.51	88.06	82.53
Malaysia and JDA	80.24	87.21	82.77
Worldwide	77.06	84.07	80.29

Natural gas liquids - per barrel
United States
North Dakota	$20.87	$20.17	$20.08
Offshore	21.67	20.15	19.60
Worldwide	20.91	20.17	20.07

Natural gas - per mcf
United States
North Dakota	$0.97	$1.56	$0.81
Offshore	1.65	2.35	1.33
Total United States	1.07	1.69	0.86
Malaysia and JDA	6.78	6.32	6.81
Worldwide	3.81	4.57	4.22

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Nine Months Ended September 30,
	2024	2023

Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota	$73.47	$70.35
Offshore	76.77	71.55
Total United States	74.13	70.62
Guyana	82.18	80.41
Malaysia and JDA	81.35	76.84
Worldwide	79.14	75.72

Crude oil - per barrel (excluding hedging)
United States
North Dakota	$73.47	$73.72
Offshore	76.77	74.89
Total United States	74.13	73.98
Guyana	82.18	81.86
Malaysia and JDA	81.35	76.84
Worldwide	79.14	78.04

Natural gas liquids - per barrel
United States
North Dakota	$21.30	$20.70
Offshore	21.08	21.52
Worldwide	21.29	20.72

Natural gas - per mcf
United States
North Dakota	$1.15	$1.73
Offshore	1.74	2.12
Total United States	1.23	1.81
Malaysia and JDA	6.68	5.78
Worldwide	4.23	4.26